Exhibit 10.84

FIRST AMENDMENT TO THE

ENCORE CAPITAL GROUP, INC.

2013 INCENTIVE COMPENSATION PLAN

WHEREAS, Encore Capital Group, Inc. (the “Company”) currently maintains The Encore Capital Group, Inc. 2013 Incentive Compensation Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) approved the amendment of the Plan, effective February 20, 2014, to prohibit the practice of issuing stock options at an exercise price below fair market value on the date of the grant.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Board by Section 10.2 of the Plan, the Plan is hereby amended, effective February 20, 2014, as follows:

1.	Definitions.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Plan.

2.	Amendment.

Section 9 of the Plan shall be amended by adding a new Section 9.4 to read as follows:

“9.4	Restrictions. Notwithstanding anything contained in the Plan to the contrary, no stock option granted under the Plan shall have an exercise price that is less than the Fair Market Value of a Share of the Common Stock on the date of grant of such stock option.”

3.	Miscellaneous.

(a)	This amendment has been duly authorized and executed by the Company.

(b)	This amendment shall be construed in accordance with the laws of the State of Delaware, without reference to Delaware’s choice of law statutes or decisions.

(c)	Except as specifically amended hereby, the Plan shall remain in full force and effect. In the event the terms of the Plan conflict with this amendment, the terms of this amendment shall control.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed effective as of February 20, 2014.

ENCORE CAPITAL GROUP, INC.

By:	/s/ Steve Gonabe
Steve Gonabe
Senior Vice President,
Human Resources